EXHIBIT 10.30

                              RESOLUTION ADOPTED BY
                            THE BOARD OF DIRECTORS OF
                         THE UNITED ILLUMINATING COMPANY
                                  JUNE 26, 2000



RESOLVED: That, effective at the close of business on the Effective Date of the Merger and the Share Exchange pursuant to that certain Agreement and Plan of Merger and Share Exchange, dated as of January 24, 2000, among the Company, UIL Holdings Corporation and United Mergings, Inc. (hereinafter in this Resolution and the succeeding eleven Resolutions referred to as the "Effective Time"), Section (7) CHANGE IN CONTROL of the Employment Agreement between the Company and Nathaniel D. Woodson, made as of February 23, 1998, as amended to date; the Amended and Restated Employment Agreement, effective as of March 1, 1997, between the Company and Robert L. Fiscus, as amended to date; the Amended and Restated Employment Agreement, effective as of March 1, 1997, between the Company and James F. Crowe, as amended to date; the Employment Agreement, dated as of March 1, 1997, between the Company and Albert N. Henricksen, as amended to date; the Employment Agreement, dated as of March 1, 1997, between the Company and Anthony J. Vallillo, as amended to date; the Employment Agreement, dated as of March 1, 1997, between the Company and Rita L. Bowlby, as amended to date; the Employment Agreement, dated as of March 1, 1997, between the Company and Stephen F. Goldschmidt, as amended to date; the Employment Agreement, dated as of March 1, 1997, between the Company and James L. Benjamin; the Employment Agreement, dated as of March 1, 1997, between the Company and Charles J. Pepe, as amended to date; the Employment Agreement, dated as of June 12, 2000, between the Company and Gregory E. Sages; and the Employment Agreement, dated as of June 26, 2000, between the Company and Susan E. Allen, be amended to read as follows:

         "(7)     CHANGE IN CONTROL

         For purposes of this Agreement, Change in Control of the Company shall mean any of the following events:

                  (a) any merger or consolidation of the Company with any corporate shareowner or group of corporate shareowners holding twenty-five percent (.25) or more of the Common Stock of UIL Holdings Corporation (or a successor to UIL Holdings Corporation, whether direct or indirect, by purchase, merger, consolidation or otherwise - a "Successor"), or with any other corporation or group of corporations that is, or after such merger or consolidation would be, or be affiliated with, a shareowner or group of shareowners owning at least twenty-five percent (.25) of the Common Stock of UIL Holdings Corporation or a Successor, or

                  (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of any assets of the Company having an aggregate fair market value of $50 million or more to or with any shareowner or group of shareowners holding twenty-five percent (.25) or more of the

Common Stock of UIL Holdings Corporation or a Successor, or to or with any affiliate of any such shareowner or group of shareowners; or

                  (c) the issuance or sale by the Company, or the sale by UIL Holdings Corporation or a Successor, in exchange for cash, securities or other consideration having an aggregate fair market value of $50 million or more, of any securities of the Company to any shareowner or group of shareowners holding twenty-five percent (.25) or more of the Common Stock of UIL Holdings Corporation or a Successor, or to any affiliate of any such shareowner or group of shareowners; or

                  (d) the implementation of any plan or proposal for the liquidation or dissolution of the Company, or of UIL Holdings Corporation or a Successor, proposed by or on behalf of any shareowner or group of shareowners owning at least twenty-five percent (.25) of the Common Stock of UIL Holdings Corporation or a Successor, or by or on behalf of any affiliate of any such shareowner or group of shareowners; or

                  (e) any reclassification of securities (including a reverse stock split), or recapitalization, of UIL Holdings Corporation or a Successor, or any other transaction, which has the effect, directly or indirectly, of increasing the proportionate share of outstanding shares of any class of equity securities, or securities convertible into any equity securities, of UIL Holdings Corporation or a Successor, which class of securities is directly or indirectly owned by a shareowner or group of shareowners owning at least twenty-five percent (.25) of the Common Stock of UIL Holdings Corporation or a Successor, or by any affiliate of any such shareowner or group of shareowners.

         The Board of Directors of the Company may, from time to time, by the affirmative vote of not less than a majority of the entire membership of said Board of Directors, at a meeting of said Board of Directors called and held for the purpose, modify the phrase "twenty-five percent (.25)" in one or more of the foregoing Sections (7)(a), (7)(b), (7)(c), (7)(d) and/or (7)(e) to a lesser percentage, but not less than twenty percent (.20)."



                                     - 2 -